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                                                                    EXHIBIT 99.1
                             EMPIRE BANC CORPORATION
                             1227 East Front Street
                          Traverse City, Michigan 49686
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
James E. Dutmers, Jr.,                            Robert L. Israel
Chairman and Chief Executive Officer              President and Chief Operating Officer
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                                                                 NEWS RELEASE
FOR MORE INFORMATION CONTACT:
William T. Fitzgerald, Jr.
Vice President and Secretary/Treasurer
(616) 922-2111

                              FOR IMMEDIATE RELEASE

                             EMPIRE BANC CORPORATION
                  SHAREHOLDERS APPROVE HUNTINGTON/EMPIRE MERGER

         TRAVERSE CITY, MICHIGAN - June 20, 2000 - Empire Banc Corporation (OTCBB-EMBM) today reported that its shareholders at the Special Meeting of Shareholders, held on June 20, 2000, voted to approve a proposal to merge the company with Huntington Bancshares Incorporated. The terms of the merger call for Empire shareholders to receive 2.0355 shares of Huntington for each share of Empire they currently own.

         Huntington and Empire intend to close the transaction on Friday, June 23, 2000. Shareholders of Empire will receive mailed instructions for exchanging their shares in the very near future.

         Empire Banc Corporation is a $503 million bank holding company headquartered in Traverse City, Michigan.